Exhibit 99.1

ADVENT SOFTWARE REPORTS SECOND QUARTER

2014 RESULTS

Record Second Quarter Revenue of $100.4 Million and GAAP Diluted EPS of $0.24

SAN FRANCISCO — July 28, 2014 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the global investment management industry, announced today its financial results for the second quarter ended June 30, 2014.

“We are pleased to report that Advent had an excellent second quarter with record revenues, robust profitability, and growing operating cash flow,” said Pete Hess, Chief Executive Officer of Advent. “Increasing demand for Advent’s solutions, including Advent Direct ® Investor Management, and continued client loyalty are evidence of our strong competitive position.”

SECOND QUARTER 2014 RESULTS

GAAP Results for Continuing Operations

The Company reported quarterly revenue of $100.4 million for the second quarter of 2014, compared to $96.1 million in the second quarter of 2013, a 4% increase.

Operating income for the second quarter of 2014 was $21.8 million, or 21.7% of revenue, compared to a loss of $5.8 million for the second quarter of 2013.  Advent’s results for the second quarter of 2013 included costs associated with its recapitalization transaction. These costs, on a pre-tax basis, were composed of $6.7 million of third party costs which were not included in capitalized debt issue costs and $21.9 million of stock-based compensation expense associated with the modification of equity awards.

Net income for the second quarter of 2014 was $12.7 million, compared to a loss of $4.2 million in the second quarter of 2013. On a fully diluted basis, earnings per share in the second quarter of 2014 were $0.24 compared to a loss of $0.08 in the second quarter of 2013.

Operating cash flow in the second quarter of 2014 was $22.4 million, compared with $21.9 million in the second quarter of 2013.

Cash and cash equivalents totaled $41 million as of June 30, 2014, compared to $45 million as of March 31, 2014. Total outstanding debt as of June 30, 2014 was $280 million compared to $295 million as of March 31, 2014.

Deferred revenue as of June 30, 2014 was $183.1 million, compared to $187.8 million as of March 31, 2014.

The Company repurchased approximately 426,000 shares of its common stock in the second quarter of 2014 for a total cash outlay of $12.4 million and at an average price of $29.11 per share.

Non-GAAP Results for Continuing Operations

Non-GAAP operating income for the second quarter of 2014 was $33.2 million, or 33.1% of revenue, a 7% increase compared to $31.0 million, or 32.3% of revenue, in the second quarter of 2013.

On a fully diluted basis, non-GAAP earnings per share were $0.38 in the second quarter of 2014 and represent a 4% increase from non-GAAP diluted net income per share of $0.37 in the second quarter of 2013.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

HIGHLIGHTS

•                  Advent’s Black Diamond Platform Surpasses 500-Client Milestone. Advent’s Black Diamond platform has surpassed 540 clients and has exceeded $245 billion in assets on its portfolio management, reporting, and rebalancing platform. The client base has increased by more than 125 percent and assets by more than 240 percent since its acquisition by Advent in June 2011.

•                  Award-Winning Solutions & Company: Advent’s solutions continued to receive industry awards and win honors around the world during the second quarter. Advent was awarded “Best Fund Accounting and Reporting Systems Firm” by Hedgeweek, as well as “Best Client Reporting Solution” by FTF News. In Europe, Advent was named “Best Portfolio Management Solution” at Wealth Briefing European Awards 2014 and “Best Technology — Fund Accounting” at the HFM Week European Hedge Fund Service Awards.

•                  Continued Client Success: Advent had a strong second quarter, with a number of existing clients expanding their relationship with Advent, and many new noteworthy clients around the world, including Beta Capital Management, Carroll Financial Associates, Fiera Capital Corporation, Finix Services, Merced Capital L.P., Busey Wealth Management, Mesirow Financial Administrative Corp., William E. Hamm and Associates, Neon Capital Management, and the Georgia Division of Investment Services.

•                  Quarterly Dividend: Advent’s Board of Directors declared its first quarterly cash dividend to its shareholders during the second quarter of 2014. The quarterly cash dividend payment of $0.13 per common share was paid on July 15, 2014 to shareholders of record on June 30, 2014.

FINANCIAL GUIDANCE

Advent updates the following financial guidance for the third quarter and fiscal year 2014:

Guidance	Q3 2014	FY 2014
Total Revenue ($M)	$99 - $102	$395 - $403
GAAP Operating Margin	n/a	20.0% - 20.5%
Stock Compensation Expense (% of revenue)	n/a	8.5%
Amortization of Intangibles (% of revenue)	n/a	2.0%
Restructuring (% of revenue)	n/a	0.5%
Non-GAAP Operating Margin	n/a	31.0% - 31.5%
Operating Cash Flow ($M)	n/a	$105 - $115
Capital Expenditures ($M)	n/a	$8 - $11
Effective Tax Rate (GAAP)	n/a	35% - 40%
Effective Tax Rate (non-GAAP)	n/a	35%

INVESTOR CALL

Advent Software, Inc. will host its Q2 2014 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q2 2014 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 877-474-9504 and request conference ID # 25698158.  Telephone replay will be available through midnight August 4, 2014.  The replay number for domestic callers is 888-286-8010, and for international callers is 617-801-6888, with the conference ID of # 31161812. The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Over the last 30 years of industry change, our core mission to help our clients focus on their unique strategies and deliver exceptional investor service has never wavered. With unparalleled precision and ahead of the curve solutions, we’ve helped over 4,300 firms in more than 50 countries - from established global institutions to small start-up practices — to grow their business and thrive.  Advent technology helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world. Together with our clients, we are shaping the future of investment management. For more information on Advent products visit http://www.advent.com.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), please see the accompanying tables entitled “Reconciliation of Selected Continuing Operations’ GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance and any other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in new contract bookings, renewal rates, operating results and future growth rates; continued market acceptance of our products; the successful development, release and market acceptance of new products and product enhancements; uncertainties and fluctuations in the financial markets; the Company’s ability to declare future dividends; the Company’s ability to satisfy contractual performance requirements and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2013 Annual Report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, the Advent logo, Advent Software, and Advent Direct are registered trademarks of Advent Software, Inc.  Any other company names or marks mentioned herein are those of their respective owners.

CONTACTS
Media Contact:
Amanda Diamondstein-Cieplinska
Advent Software, Inc.
(415) 645-1668
adiamond@advent.com

Investor Relations Contact:
Justin Ritchie
Advent Software, Inc.
(415) 645-1683
jritchie@advent.com

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	June 30	December 31
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$41,332	$33,828
Accounts receivable, net	58,188	58,717
Deferred taxes, current	24,902	24,898
Prepaid expenses and other	26,507	30,114
Current assets of discontinued operation	—	100
Total current assets	150,929	147,657
Property and equipment, net	31,585	31,698
Goodwill	208,471	207,818
Other intangibles, net	23,295	27,392
Deferred taxes, long-term	21,845	23,020
Other assets	14,763	17,372
Noncurrent assets of discontinued operation	1,337	1,337

Total assets	$452,225	$456,294

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,977	$5,348
Dividends payable	6,693	—
Accrued liabilities	37,671	41,625
Deferred revenues	175,288	186,107
Current portion of long-term debt	20,000	20,000
Current liabilities of discontinued operation	618	600
Total current liabilities	250,247	253,680
Deferred revenues, long-term	7,854	7,809
Long-term income taxes payable	7,667	7,667
Long-term debt	260,000	285,000
Other long-term liabilities	9,938	11,171
Noncurrent liabilities of discontinued operation	2,478	2,782

Total liabilities	538,184	568,109

Stockholders’ deficit:
Common stock	514	513
Additional paid-in capital	55,828	42,533
Accumulated deficit	(154,298)	(165,870)
Accumulated other comprehensive income	11,997	11,009
Total stockholders’ deficit	(85,959)	(111,815)

Total liabilities and stockholders’ deficit	$452,225	$456,294

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
Net revenues:
Recurring revenues	$92,534	$88,263	$181,664	$172,746
Non-recurring revenues	7,836	7,860	15,510	15,867

Total net revenues	100,370	96,123	197,174	188,613

Cost of revenues (1):
Recurring revenues	20,589	17,979	39,216	34,391
Non-recurring revenues	7,514	10,019	15,569	19,587
Amortization of developed technology	1,688	2,398	3,488	4,897

Total cost of revenues	29,791	30,396	58,273	58,875

Gross margin	70,579	65,727	138,901	129,738

Operating expenses (1):
Sales and marketing	18,299	23,217	38,029	40,421
Product development	17,204	17,923	34,843	34,885
General and administrative	10,713	22,641	21,270	33,001
Amortization of other intangibles	870	953	1,779	1,910
Recapitalization costs	—	6,041	—	6,041
Restructuring charges	1,740	801	1,914	3,116

Total operating expenses	48,826	71,576	97,835	119,374

Income (loss) from continuing operations	21,753	(5,849)	41,066	10,364
Interest and other income (expense), net	(1,948)	(1,330)	(4,173)	(1,633)

Income (loss) from continuing operations before income taxes	19,805	(7,179)	36,893	8,731
Provision (benefit) for income taxes	7,150	(3,024)	13,331	829

Net income (loss) from continuing operations	$12,655	$(4,155)	$23,562	$7,902

Discontinued operation:
Net (loss) income from discontinued operation (net of applicable taxes of $(10), $76, $(24) and $61, respectively)	(16)	110	(37)	88

Net income (loss)	$12,639	$(4,045)	$23,525	$7,990

Basic net income (loss) per share (2):
Continuing operations	$0.25	$(0.08)	$0.46	$0.15
Discontinued operation	(0.00)	0.00	(0.00)	0.00
Total operations	$0.25	$(0.08)	$0.46	$0.16

Diluted net income (loss) per share (2):
Continuing operations	$0.24	$(0.08)	$0.44	$0.15
Discontinued operation	(0.00)	0.00	(0.00)	0.00
Total operations	$0.24	$(0.08)	$0.44	$0.15

Weighted average shares used to compute net income (loss) per share:
Basic	51,456	51,639	51,314	51,101
Diluted	53,540	51,639	53,486	52,243

Cash dividends declared per common share	$0.13	—	$0.13	—

(1) Includes stock-based employee compensation expense as follows:

Cost of recurring revenues	$834	$1,306	$1,676	$1,794
Cost of non-recurring revenues	354	1,730	729	2,112
Total cost of revenues	1,188	3,036	2,405	3,906

Sales and marketing	2,661	6,523	5,296	8,046
Product development	1,923	3,532	3,848	4,858
General and administrative	1,912	14,098	3,763	15,396
Total operating expenses	6,496	24,153	12,907	28,300

Total stock-based employee compensation expense	$7,684	$27,189	$15,312	$32,206

(2) Net income (loss) per share is based on actual calculated values and totals may not sum due to rounding.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30
	2014	2013
Cash flows from operating activities:
Net income	$23,525	$7,990
Adjustment to net income for discontinued operation net loss (income)	37	(88)
Net income from continuing operations	23,562	7,902

Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Stock-based compensation	15,312	32,206
Excess tax benefit from stock-based compensation	(6,841)	(2,783)
Depreciation and amortization	10,814	12,673
Amortization of debt issuance costs	713	239
(Reduction of) provision for doubtful accounts	(6)	411
Reduction of sales reserves	(555)	(150)
Deferred income taxes	7,763	1,791
Other	182	(148)
Effect of statement of operations adjustments	27,382	44,239
Changes in operating assets and liabilities:
Accounts receivable	535	5,282
Prepaid and other assets	5,661	(4,643)
Accounts payable	3,675	3,582
Accrued liabilities	(7,282)	(3,472)
Deferred revenues	(10,219)	(8,634)
Income taxes payable	—	(5,190)
Effect of changes in operating assets and liabilities	(7,630)	(13,075)

Net cash provided by operating activities from continuing operations	43,314	39,066

Cash flows from investing activities:
Purchases of property and equipment	(4,370)	(1,611)
Capitalized software development costs	(963)	(1,916)
Change in restricted cash	(173)	—
Purchases of marketable securities	—	(57,863)
Sales and maturities of marketable securities	—	213,444

Net cash (used in) provided by investing activities from continuing operations	(5,506)	152,054

Cash flows from financing activities:
Proceeds from common stock issued from exercises of stock options	2,141	16,212
Proceeds from common stock issued under the employee stock purchase plan	3,493	3,211
Excess tax benefits from stock-based compensation	6,841	2,783
Withholding taxes related to equity award net share settlement	(5,127)	(6,509)
Proceeds from debt	—	225,000
Repayment of debt	(25,000)	(95,000)
Repurchase of common stock	(12,411)	—
Debit issuance costs	—	(5,725)

Net cash (used in) provided by financing activities from continuing operations	(30,063)	139,972

Net cash transferred to discontinued operation	(223)	(208)

Effect of exchange rate changes on cash and cash equivalents	(18)	(358)

Net change in cash and cash equivalents from continuing operations	7,504	330,526
Cash and cash equivalents of continuing operations at beginning of period	33,828	58,217

Cash and cash equivalents of continuing operations at end of period	$41,332	$388,743

	Six Months Ended June 30
	2014	2013
Supplemental disclosure of cash flow information:
Noncash investing activities:
Capital expenditures included in accounts payable	$1,086	$—

Cash flows from discontinued operation of MicroEdge, Inc.:
Net cash used in operating activities	$(223)	$(208)
Net cash transferred from continuing operations	223	208

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED CONTINUING OPERATIONS’ GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States of America (or GAAP), Advent uses non-GAAP measures of continuing operations’ gross margin, operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses and income we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

	Three Months Ended June 30
	2014		2013
	Amount	% of Net Revenues	Amount	% of Net Revenues

GAAP gross margin	$70,579	70.3%	$65,727	68.4%
Amortization of acquired intangibles	1,192		1,883
Stock-based compensation	1,188		3,036
Non-GAAP gross margin	$72,959	72.7%	$70,646	73.5%

GAAP operating income (loss)	$21,753	21.7%	$(5,849)	-6.1%
Amortization of acquired intangibles	2,063		2,836
Stock-based compensation	7,684		27,189
Restructuring charges	1,740		801
Recapitalization costs	—		6,041
Non-GAAP operating income	$33,240	33.1%	$31,018	32.3%

GAAP net income (loss)	$12,655		$(4,155)
Amortization of acquired intangibles	2,063		2,836
Stock-based compensation	7,684		27,189
Restructuring charges	1,740		801
Recapitalization costs	—		6,692
Income tax adjustment (1)	(3,802)		(13,642)
Non-GAAP net income	$20,340		$19,721

GAAP net income (loss)	$12,655		$(4,155)
Net interest	1,875		1,351
Provision (benefit) for income taxes	7,150		(3,024)
Depreciation expense	2,781		2,920
Amortization expense	2,558		3,352
Stock-based compensation	7,684		27,189
Adjusted EBITDA	$34,703		$27,633

Diluted net income (loss) per share
GAAP	$0.24		$(0.08)
Non-GAAP	$0.38		$0.37

Shares used to compute GAAP diluted net income (loss) per share	53,540		51,639
Shares used to compute Non-GAAP diluted net income per share	53,540		53,772

(1) The estimated non-GAAP effective tax rate was 35% for the three months ended June 30, 2014 and 2013, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP diluted net income per share purposes.

ADVENT SOFTWARE, INC.

RECONCILIATION OF PROJECTED CONTINUING OPERATIONS’ GAAP OPERATING INCOME %

TO NON-GAAP OPERATING INCOME %

(Preliminary and unaudited)

Advent provides projections for the non-GAAP measure of its continuing operations’ operating income percentage. This non-GAAP measure excludes certain costs and expenses which we believe is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. Adjustments to our projected continuing operations’ GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Twelve Months Ending December 31, 2014
	Continuing Operations
	Operating Income %

Projected GAAP	20.0%	to	20.5%

Projected stock-based compensation adjustment		8.5%
Projected amortization of acquired developed technology and other acquired intangible asset adjustment		2.0%
Projected restructuring charge adjustment		0.5%

Projected non-GAAP	31.0%	to	31.5%